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                                                                    EXHIBIT 10.6

                              CORILLIAN CORPORATION
                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT
                    [INCLUDES ACCELERATED VESTING PROVISIONS]

TO: _____________

     We are pleased to inform you that you have been selected by the Company to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Common Stock under the Company's 2000 Stock Incentive Compensation Plan (the "Plan").

     The terms of the Option are as set forth in this Agreement and in the Plan, a copy of which is attached. The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

     The most important terms of the Option are summarized as follows:

GRANT DATE:        [DATE OF BOARD APPROVAL OF GRANT]

NUMBER OF SHARES:  ________________

EXERCISE PRICE:    $_____ per share

EXPIRATION DATE:   ________________

VESTING BASE DATE: [TYPICALLY GRANT DATE OR DATE OF HIRE]

TYPE OF OPTION:    Nonqualified Stock Option ("NSO")

     VESTING AND EXERCISABILITY: The Option will vest and become exercisable according to the following schedule:

                                                 PORTION OF TOTAL OPTION
PERIOD OF CONTINUOUS SERVICE FROM VESTING BASE       WHICH IS VESTED
DATE                                                 AND EXERCISABLE
----------------------------------------------   -----------------------
One year from Vesting Base Date                           1/4th
Each three-month period completed thereafter       An additional 1/16th
Four years from Vesting Base Date                          100%

     CORPORATE TRANSACTIONS: For purposes of this section, the following terms shall be defined as follows:

     "GOOD REASON" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

     (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) that, in the Participant's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for Disability or as a result of his or her death, or by the Participant other than for Good Reason;

     (b) a reduction in the Participant's annual base salary;

     (c) the Successor Corporation's requiring the Participant (without the Participant's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

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     (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

     (e) any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

     (f) any purported termination of the Participant's employment or service relationship for Cause by the Successor Corporation that is not in accordance with the definition of Cause under the Plan.

     "RELATED PARTY TRANSACTION" means (a) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation immediately after the merger, (b) a mere reincorporation of the Company or (c) a transaction undertaken for the sole purpose of creating a holding company.

     Acceleration of vesting of options that are not assumed. In the event of a Corporate Transaction in which this Option is not assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation"), you shall fully vest in and have the right to exercise this Option as to all of the shares of Common Stock subject thereto, including shares as to which this Option would not otherwise be vested or exercisable provided that, such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such treatment. If this Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify you in writing or electronically that this Option shall be fully vested and exercisable for a specified time period after the date of such notice, and this Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. This Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to this Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of this Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. This Option shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     Acceleration upon termination of employment by Successor Corporation. If this Option is assumed or replaced in the Corporate Transaction, other than a Related Party Transaction, and does not otherwise accelerate at that time, it shall be accelerated in the event that your employment or service relationship should subsequently terminate within one year following such Corporate Transaction, unless such employment or service relationship is terminated by the Successor Corporation for Cause or by you voluntarily without Good Reason; provided, that such acceleration shall not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any Corporate Transaction for which pooling of interests accounting treatment is sought by the Company.


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     TERMINATION OF OPTION: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company or a Related Corporation. The vested portion of the Option will terminate automatically and without further notice on the earliest of the following dates:

     (a) three months after termination of your employment or service relationship with the Company or a Related Corporation for any reason other than Cause, Retirement, Disability or death;

     (b) one year after termination of your employment or service relationship with the Company or a Related Corporation by reason of Retirement, Disability or death; and

     (c) the Expiration Date;

except, that if the Company or a Related Corporation terminates your services for Cause you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date you are notified of your termination. If you die while the Option is exercisable, the Option may be exercised until one year after the date of death or the Expiration Date, whichever is earlier.

          IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE YOUR OPTION TERMINATES.

     METHOD OF EXERCISE: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing.

     FORM OF PAYMENT: You may pay the Option exercise price, in whole or in part, in cash, by check or, unless the Plan Administrator determines otherwise, by (a) tendering (either actually or by attestation) mature shares of Common Stock (generally, shares you have held for a period of at least six months) having a fair market value on the day prior to the date of exercise equal to the exercise price (you should consult your tax advisor before exercising the Option with stock you received upon the exercise of an incentive stock option); (b) if and so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price all in accordance with the regulations of the Federal Reserve Board; or (c) such other consideration as the Plan Administrator may permit.

     WITHHOLDING TAXES: As a condition to the exercise of any portion of the Option that is treated as a nonqualified stock option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld (up to the minimum required federal tax withholding rate). The Company may also deduct from the shares to be issued upon exercise any other amounts due from you to the Company.

     LIMITED TRANSFERABILITY: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, except that nonqualified stock options may be transferred to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a designated beneficiary or the personal representative of your estate.

     REGISTRATION: The Company has filed and maintains an effective registration statement with respect to the Option Shares. The Company intends to maintain this registration but has no obligation


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to do so. In the event that such registration ceases to be effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. By accepting the Option, you hereby acknowledge that you have read and understand Section 15.3 of the Plan.

     BINDING EFFECT: This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

     LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM OF
COMPENSATION: By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; and (i) that if the underlying Option Shares do not increase in value, the Option will have no value.


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     Please execute the following Acceptance and Acknowledgment and return it to the undersigned.

                                        Very truly yours,

                                        Corillian Corporation


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                          ACCEPTANCE AND ACKNOWLEDGMENT

     I, a resident of the State of ________, accept the Option described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan.

                                        ----------------------------------------
Dated:
       ------------------------------

                                        ----------------------------------------

                                        Address

                                        ----------------------------------------

-------------------------------------   ----------------------------------------

Taxpayer I.D. Number                    ----------------------------------------

                                        ----------------------------------------


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

                       NOTICE OF EXERCISE OF STOCK OPTION

To: Corillian Corporation

     I, a resident of the State of _____, hereby exercise my Nonqualified Stock Option (check one box) granted by Corillian Corporation (the "Company") on _____, _____, subject to all the terms and provisions thereof and of the 2000 Stock Incentive Compensation Plan referred to therein, and notify the Company of my desire to purchase ___________ shares of Common Stock of the Company (the "Securities") at the exercise price of $________ per share. I hereby represent and warrant that I have been furnished with a copy of the Plan and Plan Summary.

                                        ----------------------------------------
Dated:
       ------------------------------

                                        ----------------------------------------

                                        Address

                                        ----------------------------------------

-------------------------------------   ----------------------------------------

Taxpayer I.D. Number                    ----------------------------------------

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                                     RECEIPT

     Corillian Corporation hereby acknowledges receipt from _______ in payment for ____ shares of Common Stock of Corillian Corporation, an Oregon corporation, of $_______ in the form of

          [ ]  Cash

          [ ]  Check (personal, cashier's or bank certified)

          [ ] shares of the Company's Common Stock, fair market value $______ per share, held by the optionee for a period of at least six months

          [ ]  Copy of irrevocable instructions to Broker


Date:                                   By:
      -------------------------------       ------------------------------------

FMV on such date: $_________________    For: Corillian Corporation


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